Exhibit 10.13
The following current executive officers have entered into Executive Severance Agreements with the Company in the form filed herewith. The information listed below is inserted into the blanks for the respective executive officer’s Executive Severance Agreement.

			Change of Control
	Salary Multiplier	Termination	Continuation
	Rate	Period	Period
	(Section 4(a)(4))	(Section 1(a))	(Section 2)

Blake W. Krueger	3	3 years	36 months
Kenneth A. Grady	2	2 years	24 months
Donald T. Grimes	2	2 years	24 months
Pamela L. Linton	2	2 years	24 months
Michael F. McBreen	2	2 years	24 months
James D. Zwiers	2	2 years	24 months